Gehl Company	Tel: 262/334-9461
143 Water Street	Fax: 262/334-6603
P.O. Box 179	http://www.gehl.com
West Bend, WI 53095-0179
USA

Contact:
Thomas M. Rettler
Chief Financial Officer
262-334-6632

News Release

GEHL COMPANY REPORTS RECORD SALES;
ANNOUNCES THREE-FOR-TWO STOCK SPLIT

        WEST BEND, WI, July 25, 2005 – Gehl Company (NASDAQ NM: GEHL), a worldwide manufacturer and distributor of compact construction and agricultural equipment, today reported record quarterly net sales of $138.2 million for the quarter ended July 2, 2005, an increase of $42.7 million, or 45%, from 2004 second quarter net sales of $95.5 million. Net income for the quarter was $5.6 million, or $.80 per share, compared to net income of $3.9 million, or $.69 per share, earned in the second quarter of 2004. Net income for the quarter was negatively impacted by a one-time after-tax warranty charge of $1.5 million, or $.21 per share, associated with purchased components that the Company incorporated into one of its product lines. The Company anticipates recovering a substantial portion of its costs associated with the warranty charge from its suppliers. In accordance with applicable accounting standards, the Company expects to record recoveries from its suppliers in subsequent periods.

        For the first six months of 2005, Gehl reported net sales of $257.2 million, compared to $180.2 million in the first half of 2004, an increase of $77 million, or 43%. Net income of $10.5 million, or $1.51 per share, in the first six months of 2005 compares to net income of $6.8 million or $1.22 per share for the first half of 2004. Net income for the first six months of 2005 was similarly impacted by the one-time warranty charge described above.

        Strength of the construction markets, coupled with the Company’s expanding production capacity, allowed it to achieve all time record quarterly sales. Second quarter 2005 sales surpassed the prior quarterly sales record of $119.0 million, just posted in the first quarter of this year. Construction equipment and agricultural equipment net sales were up 59% and 19%, respectively, for the quarter compared to the second quarter of 2004.

( M O R E )

Gehl Company
Gehl Company Reports Record Sales;
Announces Three-For-Two Stock Split
July 25, 2005

        Operating profit earned in the quarter of $11.2 million, or 8.1% of sales, compares to $6.9 million, or 7.2% of sales, in the second quarter of 2004. Gross margin rates in the quarter were 19.5% versus 19.9% in the comparable period of 2004. More than offsetting the slight gross margin rate decline was the decrease in the Company’s operating expenses as a percentage of sales. Total operating expenses for the second quarter of 2005 were $15.7 million, which includes the pre-tax warranty charge of $2.3 million. As a percentage of net sales, operating expenses for the quarter were 11.4% compared to 12.7% in the second quarter of 2004. Fixed cost leverage realized from the higher sales volume, coupled with a continued emphasis on expense control, led to this improvement.

        “We are extremely pleased with our second quarter and first half results,” said William D. Gehl, Chairman and CEO. “With the exception of our Agricultural Implements, all of our major product families experienced double or, in some cases, triple digit sales growth for the quarter and first half of the year.”

Three-For-Two Stock Split

        The Company also announced today that its Board of Directors approved a three-for-two split of Gehl Company common stock, to be effected in the form of a 50 percent stock dividend.

        On August 24, 2005, Gehl Company will distribute one share of Gehl common stock for every two shares of common stock held by Gehl shareholders of record as of the close of business on August 10, 2005. Issuance of the new shares will increase the number of outstanding shares of Gehl stock to approximately 10.3 million.

( M O R E )

Gehl Company
Gehl Company Reports Record Sales;
Announces Three-For-Two Stock Split
July 25, 2005

        “The decision to split Gehl shares will create additional market liquidity of our common stock. This action reflects our emphasis and focus on enhancing shareholder value,” said Mr. Gehl.

Full Year Outlook

        The Company raised its net sales outlook for the year. It is now expecting 2005 net sales in the range of $465 million to $475 million. The Company also reaffirmed its prior earnings per share guidance of between $2.70 and $2.80. The current earnings guidance reflects the adverse impact of the $.21 per share warranty charge taken in the second quarter of 2005.

        Earnings per share presented in this news release are on a fully diluted, pre-stock split, basis.

( M O R E )

Gehl Company
Gehl Company Reports Record Sales;
Announces Three-For-Two Stock Split
July 25, 2005

Forward Looking Statements

        Certain statements included in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including the statements in the section entitled “Full Year Outlook,” are forward-looking statements. When used in this press release, words such as the Company “believes,” “anticipates,” “expects”, “estimates” or “projects” or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, any adverse change in general economic conditions, unanticipated changes in capital market conditions, the Company’s ability to implement successfully its strategic initiatives, market acceptance of newly introduced products, unexpected issues related to the pricing and availability of raw materials (including steel) and component parts, unanticipated difficulties in securing product from third party manufacturing sources, the ability of the Company to increase its prices to reflect higher prices for raw materials and component parts, the ability of the Company to recover from its suppliers costs related to the one-time warranty charge for defective parts incurred in the second quarter of 2005, the cyclical nature of the Company’s business, the Company’s and its customers’ access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates or interest rates, the Company’s ability to secure sources of liquidity necessary to fund its operations, changes in environmental laws, the impact of any strategic or capital markets transactions effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company’s expectations for fiscal year 2005 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company’s ability to achieve its expectations.

( M O R E )

Gehl Company
Gehl Company Reports Record Sales;
Announces Three-For-Two Stock Split
July 25, 2005

About Gehl Company

        Gehl Company (Nasdaq NM: GEHL) is a manufacturer of compact equipment used worldwide in construction and agricultural markets. Founded in 1859, the Company is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; and Madison and Yankton, SD. The Company markets its products under the Gehl ® and Mustang ® brand names. Mustang product information is available on the Mustang Manufacturing website (www.mustangmfg.com). CE Attachments, Inc. information is available at (www.ceattach.com). Gehl Company information is available at (www.gehl.com) or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).

( TABLES TO FOLLOW )

( M O R E )

Gehl Company
Gehl Company Reports Record Sales;
Announces Three-For-Two Stock Split
July 25, 2005

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Second Quarter Ended (unaudited)		For the Six Months Ended (unaudited)
	July 2, 2005	June 26, 2004	July 2, 2005	June 26, 2004
NET SALES	$138,201	$95,499	$257,242	$180,186
Cost of goods sold	111,255	76,472	206,755	143,763

GROSS PROFIT	26,946	19,027	50,487	36,423
Selling, general
and administrative expenses	15,709	12,278	30,825	25,060

INCOME FROM OPERATIONS	11,237	6,749	19,662	11,363
Interest expense	(1,577)	(656)	(3,017)	(1,244)
Interest income	1,071	474	2,204	900
Other expense	(2,213)	(721)	(2,871)	(838)

INCOME BEFORE INCOME TAXES	8,518	5,846	15,978	10,181
Provision for income taxes	2,896	1,931	5,432	3,361

NET INCOME	$5,622	$3,915	$10,546	$6,820

NET INCOME PER SHARE
Diluted	$0.80	$0.69	$1.51	$1.22
Weighted average number of common
shares and common stock equivalents	7,069	5,640	7,001	5,568
Basic	$0.83	$0.72	$1.57	$1.26
Weighted average number of common
shares	6,789	5,454	6,731	5,405

Gehl Company
Gehl Company Reports Record Sales;
Announces Three-For-Two Stock Split
July 25, 2005

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	July 2, 2005	December 31, 2004	June 26, 2004
ASSETS
Cash	$8,932	$5,262	$2,597
Accounts receivable - net	189,867	123,514	132,277
Finance contracts receivable - net	26,730	73,343	9,346
Inventories	35,719	38,925	29,341
Deferred income taxes	8,104	8,104	7,128
Prepaid expenses and other current assets	1,953	2,859	4,374

Total current assets	271,305	252,007	185,063
Property, plant and equipment - net	37,490	34,072	33,960
Goodwill	11,748	11,748	11,748
Other assets	24,626	10,373	7,366

Total assets	$345,169	$308,200	$238,137

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities	$86,260	$89,159	$72,602
Long-term debt obligations	95,000	69,045	46,588
Other long-term liabilities	13,864	12,288	10,990
Deferred income taxes	1,247	1,247	1,742
Total shareholders' equity	148,798	136,461	106,215

Total liabilities and shareholders' equity	$345,169	$308,200	$238,137

Gehl Company
Gehl Company Reports Record Sales;
Announces Three-For-Two Stock Split
July 25, 2005

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Six Months Ended
	July 2, 2005	June 26, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,546	$6,820
Adjustments to reconcile net income to net cash
provided by (used for) operating activities:
Depreciation and amortization	2,831	2,482
Gain on sale of property, plant and equipment	(160)	(86)
Compensation expense for long-term incentive stock grants	106	--
Cost of sales of finance contracts	1,015	296
Proceeds from the sales of finance contracts	102,170	57,318
Increase in finance contracts receivable	(56,220)	(66,613)
Net change in remaining working capital items	(60,144)	(21,979)

Net cash provided by (used for) operating activities	144	(21,762)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(6,488)	(1,337)
Proceeds from the sale of property, plant and equipment	357	378
Other	31	(123)

Net cash used for investing activities	(6,100)	(1,082)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit loans	25,955	20,248
Repayments of other borrowings - net	(19,330)	(103)
Proceeds from issuance of common stock	3,001	1,608

Net cash provided by financing activities	9,626	21,753
Net increase (decrease) in cash	3,670	(1,091)
Cash, beginning of period	5,262	3,688

Cash, end of period	$8,932	$2,597